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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  October 14, 2003
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                    Income Opportunity Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)




Nevada                                1-14784                   75-2615944
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(State or other jurisdiction        (Commission               (IRS Employer
of Incorporation)                   File Number)            Identification No.)




       1800 Valley View Lane, Suite 300, Dallas, Texas                  75234
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code  469-522-4200
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         During October 2003, the Registrant acquired and disposed of a significant amount of assets otherwise than in the ordinary course of business. Both transactions described occurred as a part of a deferred tax free exchange for Encino Executive Plaza, Ltd., a California limited partnership ("Encino"). ART Encino, Inc. is the sole general partner of Encino Executive Plaza, Ltd. (the "Partnership") and American Realty Trust, Inc. ("ART") is a limited partner in such partnership. Both ART Encino, Inc. and ART are subsidiaries of American Realty Investors, Inc., a Nevada corporation ("ARL") which has its common stock listed and traded on the New York Stock Exchange, Inc. ("NYSE"). Prior to the transactions involving the Registrant described below, the Partnership sold its principal asset consisting of certain real property and an office building located thereon in Encino, California for cash, the net proceeds of which were to be the subject of a forward-exchange to be utilized together with certain all inclusive wrap-around notes to acquire from the Registrant substituted property in a like-kind property exchange.

         On October 14, 2003, Income Opportunity Realty Investors, Inc. ("IOT") acquired from ART One Hickory Corporation, a wholly owned subsidiary of Transcontinental Realty Investors, Inc., a Nevada corporation ("TCI") which has its common stock listed and traded on the NYSE, a 120,615 square foot office building in Farmers Branch, Texas known as One Hickory Centre located at 1800 Valley View Lane, Farmers Branch, Texas 75234 for a purchase price of $12,200,000. IOT executed an all inclusive wrap-around promissory note in the amount of $11,973,025.07 payable to ART One Hickory Corporation secured by a wrap- around Deed of Trust covering the office building. The amount of the note is less than the purchase price as a result of adjustments for prorations for taxes, income and expenses of the building. The principal followed in determining the amount of such consideration was what a willing buyer would pay and what a willing seller would take.

         Also on October 14, 2003, IOT sold and conveyed the office building known as One Hickory Centre and 202 acres of unimproved real property known as the Travelers Land in Dallas County, Texas to Encino Executive Plaza, Ltd. The sale price for One Hickory Centre was $12,200,000 and Encino Executive Plaza, Ltd. executed a wrap-around promissory note in the amount of $11,973,025.07 payable to the order of IOT secured by a Deed of Trust encumbering One Hickory Centre. As with the prior transaction, the difference between the purchase price and the promissory note represented adjustments for various prorations. The sale price for the Travelers Land was $25,000,000. At closing, Encino Executive Plaza, Ltd. executed an all inclusive wrap-around promissory note payable to the order of IOT in the principal amount of $22,801,987.03 secured by a Deed of Trust covering the Travelers Land sold and delivered cash to IOT in the amount of $1,946,715,88, the remaining difference of which was as a result of prorations and various

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expenses paid by IOT in connection with the closing of the transaction.
Subsequently, IOT made a loan to Encino Executive Plaza, Ltd. in the amount of $1,567,232 payable upon demand or if no demand is made prior thereto on June 30, 2006 with a market rate of interest. Encino Executive Plaza, Ltd. executed and delivered a promissory note payable to the order of IOT in the stated principal amount of $1,567,232.

         Financial statements with respect to the office building so acquired and sold by IOT are not yet available and will be filed by amendment of this report within the time required.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         Registrant will file the required financial statements required by this item by amendment not later than sixty days after the date of this initial current report on Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: November 14, 2003.            INCOME OPPORTUNITY REALTY
                                    INVESTORS, INC.



                                    By: /s/ Robert A. Waldman
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                                        Robert A. Waldman, Senior Vice
                                        President, General Counsel and
                                        Secretary


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